UNITED STATES

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LPL Financial Holdings Inc.

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  For Immediate Release

LPL FINANCIAL ANNOUNCES NOMINATION OF COREY THOMAS AS

NEW INDEPENDENT DIRECTOR

CHARLOTTE, N.C. – April 1, 2019 – LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced that Corey Thomas has been nominated for election to the company’s board of directors at the 2019 annual meeting of stockholders. The annual meeting will be held on May 8, 2019.

Thomas currently serves as CEO of Rapid7, a public technology company based in Boston. Rapid7 serves more than 7,000 organizations, including over half of the Fortune 100, in more than 125 countries. He would join LPL’s board with two decades of experience working for companies including Microsoft and Deloitte Consulting.

“I’m excited to welcome Corey as a director,” said James Putnam, chair of the Board. “He brings a broad array of leadership experience and an entrepreneurial mindset, with a strong focus on technology and the role it plays in today’s marketplace. His knowledge and experience solving the needs of a varied client base will be a tremendous asset to the board.”

“I’m honored to join LPL’s board, and look forward to contributing to the company’s future success,” said Thomas. “This is an exciting time at LPL as the company is focused on growth and putting the advisor at the center of all they do. I look forward to working with the management team and my fellow board members to further the company’s mission and to continue the upward trajectory of the firm.”

Thomas earned his engineering degree from Vanderbilt University, and his MBA from the Harvard Business School.

IMPORTANT INFORMATION

In connection with its 2019 annual meeting of stockholders, the company has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT FOR THE 2019 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the Company’s definitive proxy statement and any other documents filed by the Company in connection with the 2019 annual meeting at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement are also available in the “Investor Relations” section of the Company’s website at www.lpl.com. The Company, its directors and nominees and certain of its executive officers are deemed to be participants in the solicitation of proxies in connection with its 2019 annual meeting. Detailed information regarding the names, affiliations and interests of the Company’s directors, nominees and executive officers is available in the definitive proxy statement for the 2019 annual meeting, which was filed with the SEC on March 29, 2019.

About LPL Financial

LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market and the nation’s largest independent broker/dealer*. The firm serves independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

Securities and Advisory Services offered through LPL Financial. A registered investment advisor, Member FINRA/SIPC. LPL Financial and Rapid7 are not affiliated.

*Based on total revenues, Financial Planning magazine, June 1996-2018

Forward-Looking Statements

Statements in this press release, including those relating to the future composition of the Company’s board and future performance of the Company, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of April 1, 2019. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2018 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring hereafter, even if its estimates, views or plans change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to April 1, 2019.

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Media Contact:

Jeff Mochal

(704) 733-3589

Jeffrey.Mochal@lpl.com